   As filed with the Securities and Exchange Commission on November 5, 1996.
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       THREE RIVERS FINANCIAL CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                     38-3235452
 ----------------------------------------               -------------------
       (State or other jurisdiction                       (I.R.S. Employer
      incorporation or organization)                     Identification No.)


           123 Portage Avenue
         Three Rivers, Michigan                                49093
 ----------------------------------------               -------------------
 (Address of principal executive offices)                    (Zip Code)


                       Stock Option and Incentive Plan
                  Recognition and Retention Plan and Trust
                            (Full title of plans)

                              G. Richard Gatton
                    President and Chief Executive Officer
                     Three Rivers Financial Corporation
                             123 Portage Avenue
                        Three Rivers, Michigan  49093
                        -----------------------------
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (616) 279-5117

                               WITH A COPY TO:
                           Edward L. Lublin, Esq.
                       Manatt, Phelps & Phillips, LLP
                       1501 M Street, N.W., Suite 700
                           Washington, D.C. 20005

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                       CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE                AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING             AMOUNT OF
      REGISTERED                          REGISTERED             SHARE (1)               PRICE                 REGISTRATION  FEE
----------------------------------------------------------------------------------------------------------------------------------
Stock Option and Incentive Plan                85,962            $ 13.00               $ 1,117,506           $  385.35

Recognition and Retention Plan and Trust       34,385            $ 13.00               $   447,005           $  754.14

TOTAL                                         120,347            $ 13.00               $ 1,564,511           $  540.00
----------------------------------------------------------------------------------------------------------------------------------


     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and such indeterminate number of shares as may become available as a result of the adjustment provisions thereof.

     (1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. On October 30, 1996, the latest date a trade was reported, the average of the high and low prices for the Registrant's shares of Common Stock as reported on the American Stock Exchange was $13.00.

                                   PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



Item 1.  Plan Information

            Not filed with the Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

            Not filed with the Registration Statement.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

     The following documents filed by Three Rivers Financial Corporation (the "Registrant") with the Commission are incorporated in this Registration Statement by reference:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 1996.

   (c) The description of the class of securities which is contained in the Registrant's Registration Statement on Form 8-A, as amended, including any amendment or report filed for the purpose of updating such information.

     All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

            Not applicable.

Item 5.  Interests of Named Experts and Counsel

            Not applicable.

Item 6.  Indemnification of Directors and Officers


     Section 145 of the Delaware General Corporation Law sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

                  Section 145.  INDEMNIFICATION OF OFFICERS,
                  DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                       (b)  A corporation shall have the power to
                  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                       (c)  To the extent that a director,
                  officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                       (d)  Any indemnification under subsections
                  (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
                  (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                       (e)  Expenses (including attorneys' fees)
                  incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                       (f)  The indemnification and advancement of
                  expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                       (g)  A corporation shall have power to
                  purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                       (h)  For purposes of this Section,
                  references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, if its separate existence had continued, would have had power and authority to indemnify its director, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                       (i)  For purposes of this Section,
                  references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

                       (j)  The indemnification and advancement of
                  expenses provided by, or granted pursuant to, this section shall unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article XVII of the Company's Certificate of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

Item 7.  Exemption from Registration Claimed

            Not applicable.

Item 8.  Exhibits

            5.1   Opinion of Manatt, Phelps & Phillips, LLP

            23.1  Consent of Manatt, Phelps & Phillips, LLP (included in
                  Exhibit 5.1)

            23.2  Consent of Crowe, Chizek and Company, LLP

            25.1  Power of Attorney (included on signature page hereof)

            99.1  Stock Option and Incentive Plan

            99.2  Recognition and Retention Plan and Trust

Item 9.  Undertakings

            The undersigned Registrant hereby undertakes:


            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person the Prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Three Rivers, State of Michigan on November 5, 1996.

                             THREE RIVERS FINANCIAL CORPORATION


                             By  /s/ G. Richard Gatton
                                 -----------------------------
                                 G. Richard Gatton
                                 President and Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Richard Gatton and Martha Romig his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signatures                                      Title                                 Date
----------                                      -----                                 ----
/s/ G. Richard Gatton          President, Chief Executive Officer                 November 5, 1996
-----------------------        and Director (Principal Executive Officer)
G. Richard Gatton

/s/ Martha Romig               Senior Vice President, Chief Financial Officer     November 5, 1996
-----------------------        Secretary and Treasurer
Martha Romig                   (Principal Financial and Accounting Officer)

/s/ Stephen R. Olson           Chairman of the Board                              November 5, 1996
-----------------------
Stephen R. Olson

                               Director                                           November __, 1996
-----------------------
Larry A. Clark

/s/ G. Verglea Gotfryd         Director                                           November 5, 1996
-----------------------
G. Verglea Gotfryd

/s/ Philip Halverson           Director                                           November 5, 1996
-----------------------
Philip Halverson

/s/ John A. Mathews            Director                                           November 5, 1996
-----------------------
John A. Mathews

                               Director                                           November __, 1996
-----------------------
Thomas O. Monroe, Sr.


                                EXHIBIT INDEX




   5.1   Opinion of Manatt, Phelps & Phillips, LLP

   23.1  Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)

   23.2  Consent of Crowe, Chizek and Company, LLP

   25.1  Power of Attorney (included on signature page hereof)

   99.1  Stock Option and Incentive Plan

   99.2  Recognition and Retention Plan and Trust